Exhibit 4.5.1

AMENDMENT AGREEMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT AGREEMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment Agreement”), dated as of December 13, 2012, is made by Magnum Hunter Marketing, LLC, a Delaware limited liability company (“Marketing”), and Viking International Resources Co., Inc., a Delaware corporation (“Viking” and together with Marketing, “the “Additional Guarantors”), for the benefit of the holders of the Initial Securities (including, without limitation, the Initial Purchasers), the Exchange Securities and the Private Exchange Securities.

All capitalized terms used but not defined herein shall have the meanings assigned in, or incorporated by reference in, the Registration Rights Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), certain subsidiaries of the Company, as guarantors, Citibank and the Trustee are parties to that certain Indenture dated as of May 16, 2012, as amended by that certain First Supplemental Indenture dated as of October 18, 2012 and effective as of May 16, 2012, and as to be further supplemented on the date hereof by that certain Second Supplemental Indenture dated as of the date hereof (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), providing for the issuance of the Company’s 9.750% Senior Notes due 2020.

WHEREAS, in connection with the Purchase Agreement, the Company and the Guarantors have entered into that certain Registration Rights Agreement dated as of May 16, 2012 (as amended and in effect, the “Registration Rights Agreement”);

WHEREAS, each Additional Guarantor is executing the Second Supplemental Indenture to become a Guarantor, and in connection therewith, Section 4.12 of the Indenture requires each Additional Guarantor also to become a party to the Registration Rights Agreement; and

WHEREAS, each Additional Guarantor has agreed to execute and deliver this Amendment Agreement in order to become such a party to the Registration Rights Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            Joinder to Registration Rights Agreement.  Each Additional Guarantor hereby agrees (a) to be bound as a Guarantor by all of the terms and conditions of the Registration Rights Agreement to the same extent as each of the other Guarantors thereunder and (b) that each reference in the Registration Rights Agreement to a “Guarantor” shall also mean and be a reference to such Additional Guarantor.

SECTION 2.                            Governing Law.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.                            Multiple Originals.  The parties may sign any number of copies of this Amendment Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Amendment Agreement. The exchange of copies of this Amendment Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment Agreement as to the parties hereto and may be used in lieu of the original Amendment Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

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IN WITNESS WHEREOF, each of undersigned has caused this Amendment Agreement to be duly executed and delivered by it as of the date first above written.

MAGNUM HUNTER MARKETING, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Treasurer

VIKING INTERNATIONAL RESOURCES CO., INC.

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Treasurer

[Signature Page to Amendment Agreement to Registration Rights Agreement]